CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference our report dated December 14, 2006 in the Registration Statement (Form N-2) and related Prospectus and Statement of Additional Information of Nuveen Municipal High Income Opportunity Fund filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-140017).

/s/  ERNST & YOUNG LLP

Chicago, Illinois

September 17, 2007